THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO "U.S. PERSONS," AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT OF 1933, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR 1933 OR ARE EXEMPT FROM SUCH REGISTRATION.


             OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
                 Selfcare, Inc./ Berkeley Investment Group Ltd.

                                                                October 10, 1996


     THIS OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale of certain shares of A Series Convertible Preferred Stock (hereinafter the "Preferred Shares"), convertible into shares of common stock (hereinafter the "Common Shares" and, collectively with the Preferred Shares, the "Shares") of Selfcare, Inc. (SLF), 200 Prospect Street, Waltham, MA 02154, a corporation organized under the laws of Delaware (hereinafter "Seller") to Berkeley Investment Group Ltd., located at 50 Shirley Street, P.O. Box CB 13937, Nassau, Bahamas, a corporation organized under the laws of the Bahamas (hereinafter "Buyer"). Seller and Buyer (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:

1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

     (i) Buyer hereby subscribes for One Thousand (1,000) Preferred Shares, at a purchase price of One Thousand Dollars ($1,000) U.S. per share, said Preferred Shares convertible into Common Shares in accordance with the terms set forth in this Agreement and in the Certificate of Designations attached as Exhibit A to this Agreement, for an aggregate purchase price of One Million Dollars ($1,000,000) payable in United States Dollars.

     (ii) Buyer shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of Seller at the time of delivery of the Preferred Shares.

     (iii) This Agreement has been executed in connection with an offering (the "Offering") by Seller of Preferred Shares convertible into shares of common stock pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Buyer will be notified of the date of the completion of the Offering.

2.   BUYER'S REPRESENTATIONS AND COVENANTS

     Buyer hereby represents and warrants to Seller as follows:

     (i) Buyer is not a "U.S. Person" as defined by Rule 902 of Regulation S, and, if Buyer is not a natural person, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

     (ii) Buyer is not a dealer, as that term is defined in Section 2(12) of the Securities Act, and Buyer is not a distributor or an affiliate of a distributor, as those terms are defined in Regulation S;

     (iii) At the time the buy order for this transaction was originated, Buyer was outside the United States;

     (iv) No offer to purchase the Preferred Shares was made in the United
States;

     (v) Buyer is either (a) purchasing the Preferred Shares for its own account for investment purposes and not with a view to, or for sale in connection with, a distribution of the Shares in the United States or for the account(s) of any U.S. person, or (b) acting as agent for a principal and is making the representations, warranties and covenants contained herein on behalf of such principal;

     (vi) All subsequent offers and sales of the Shares will be made (a) outside the United States in compliance with Regulation S, (b) pursuant to registration of the Shares under the Securities Act, or (c) pursuant to an exemption from such registration. Buyer understands the conditions of the exemption from registration afforded by Section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, Buyer will not dispose of the Shares, or any portion thereof or interest therein, to U.S. Persons or within the United States until after the end of the forty (40) day period commencing on the date of completion of the Offering (the "Restricted Period") and unless the intended disposition does not violate the Securities Act or the rules and regulations thereunder, and the provisions of any applicable jurisdiction's securities laws and any rules and regulations thereunder;

     (vii) Buyer has no existing short position with respect to the common stock of Seller and agrees not to enter into any short sales or other hedging transactions with respect to the common stock of Seller at any time after the execution of this Agreement by Buyer and prior to the date on which the Preferred Shares become convertible. Buyer further agrees that, at all times after the execution of this Agreement by Buyer and prior to the date on which the Preferred Shares becomes convertible, it will keep its purchase of the Shares confidential, except as required by law and except as necessary in the ordinary course of Buyer's business;


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



     (viii) Buyer understands that the Preferred Shares have not been registered under the Securities Act and are being offered and sold to it under Regulation S, which provides an exemption from registration otherwise required by the Securities Act, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions. Accordingly, Buyer agrees to fully indemnify, defend and hold harmless Seller, its management and its affiliates, employees and agents from any and all claims, actions and causes of action whatsoever which may result from a breach of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth in this Agreement;

     (ix) Any offering documents received by Buyer include statements to the effect that the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States or to U.S. Persons during the Restricted Period; Buyer acknowledges receipt and review of the following offering documents: (a) a copy of this Agreement, (b) a Certificate of Designation of Preferred Stock, (c) Seller's final prospectus dated August 6, 1996, (d) Seller's Form 10-QSB for the quarterly period ending June 30, 1996, and (e) a Supplemental Offering Memorandum dated October 2, 1996;

     (x) Buyer, in making the decision to purchase the Preferred Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

     (xi) In the event of resale of the Shares during the Restricted Period, Buyer shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period;

     (xii) Buyer has not taken any action that would cause Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Buyer hereby indemnifies Seller and its directors, officers and affiliates against any such claim caused by the actions of Buyer or any of its employees or agents;

     (xiii) Buyer acknowledges that the purchase of the Shares is a speculative investment involving a high degree of risk and any estimates and predictions that may have been made by the Company merely represent predictions of future events which may or may not occur and are based on assumptions which may or may not occur. As a consequence, such predictions may not be relied upon to indicate the actual results which might be attained. Buyer has carefully read the Supplemental Offering Memorandum and understands and has evaluated the risks of a purchase of the Shares. Such risks are set forth in the section entitled "Risk Factors" of the Company's final prospectus dated August 6, 1996, and are updated in the Supplemental Offering Memorandum dated October 2, 1996; and

     (xiv) Buyer represents and warrants that if Buyer is executing this Agreement in a representative or fiduciary capacity, Buyer has full power and authority to execute and deliver this Agreement on behalf of the subscribing corporation, partnership, trust or other entity for whom Buyer is executing this Agreement, and such corporation, partnership, trust or other entity has full right and power to enter into and perform this Agreement.

3.   SELLER'S REPRESENTATIONS AND COVENANTS

     Seller represents and warrants to Buyer as follows:

     (i) Each of Seller and its subsidiaries, if any, have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Seller is a "Domestic Issuer" and a "Reporting Issuer," as such terms are as defined by Rule 902 of Regulation
S. Seller has registered its common stock pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of either Section 13(a) or 15(d) of the Exchange Act, and Seller's common stock trades on the American Stock Exchange;

     (ii) Seller has furnished Buyer with copies of Seller's Form 10-QSB for the quarterly period ending June 30, 1996, the final prospectus dated August 6, 1996, and the Supplemental Offering Memorandum dated October 2, 1996. The aforementioned documents do not, as of the respective date of each, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in said documents, in light of the circumstances under which they were made, not misleading;

     (iii) Seller has not offered the Shares to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person in violation of the Securities Act;

     (iv) At the time the buy order was originated, Seller reasonably believed Buyer was outside the United States and was not a U.S. Person;

     (v) Seller and/or its agents reasonably believe that the sale of Preferred Shares has not been prearranged with a buyer in the United States;

     (vi) Seller has not conducted any "directed selling efforts" with respect to the Preferred Shares;

     (vii) The Shares when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Shares;


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



     (viii) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

     (ix) The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller, or any of its subsidiaries, if any, of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of Seller or any of its subsidiaries, if any, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller or any of its subsidiaries, if any, is a party or by which it or any of its subsidiaries, if any, any of their respective properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its subsidiaries, if any, or any of their respective properties or assets;

     (x) No authorization, approval or consent of any governmental body is legally required for the issuance and sale of the Shares as contemplated by this Agreement;

     (xi) Seller will issue one or more certificates representing the Preferred Shares in the name of Buyer in such denominations to be specified by Buyer prior to closing. Upon conversion of the Preferred Shares, Seller will issue one or more certificates representing the Common Shares in the name of Buyer without a restrictive legend and in such denominations to be specified by Buyer prior to conversion. Seller further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been given to the transfer agent and also warrants that the Shares shall otherwise be freely transferable by the Buyer on the books and records of Seller subject to compliance with Federal and State securities laws. Seller will notify the transfer agent of the date of completion of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares;

     (xii) Seller has taken and will take no action that will affect in any way the running of the Restricted Period or the ability of Buyer to resell the Shares in accordance with Regulation S;

     (xiii) Seller will comply, provided that Buyer's representations herein are true and correct and Buyer complies with its obligations under this Agreement, with all applicable securities laws and regulations with respect to the sale of the Shares, including but not limited to the filing of all reports required to be filed in connection with the sale of the Preferred Shares pursuant to the Securities Exchange Act of 1934 with the Securities and Exchange Commission or any stock exchange or NASDAQ or any other relevant regulatory authority;


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



     (xiv) Seller agrees that it will not issue a press release or other communication to the public containing Buyer's name or other identifying information without Buyer's written consent unless required by law or the requirements of the American Stock Exchange to do so; and

     (xv) Seller agrees to fully indemnify, defend and hold harmless Buyer, its management and its affiliates, employees and agents from any and all claims, actions and causes of action whatsoever which may result from a breach of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein.

4.   REGISTRATION

     If upon conversion of the Preferred Shares effected by Buyer pursuant to the terms of this Agreement and the Certificate of Designation following the expiration of the Restricted Period, Seller fails to issue certificates for Common Shares issuable upon such conversion to Buyer bearing no restrictive legend for any reason other than Seller's reasonable good faith belief that the representations and warranties made by Buyer in this Agreement were untrue when made or other than because a legend is appropriate because of a change m Regulation S, or the written interpretation thereof by the Securities and Exchange Commission, occurring after the date hereof, then Seller shall be required, at the written request of the Buyer m prior to the second anniversary of this Agreement and at Seller's expense, to effect the registration of the Common Shares issued upon such conversion of the Preferred Shares under the Securities Act and relevant Blue Sky laws as promptly as is practicable. Upon receipt of such written notice, Seller shall have the option to (i) register all Common Shares issuable to Buyer upon conversion of the Preferred Shares, in which case Seller shall cause the registration statement therefor (which may include shares of common stock issued or to be issued to other shareholders) to remain effective for the life of the Preferred Shares, or (ii) register only the number of Common Shares already issued to Buyer, in which case Seller shall cause the registration statement therefor to remain effective for sixty (60) days following the effective date of such registration statement. Seller and the Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. Seller shall file a registration statement within 40 days of Buyer's demand therefor and shall use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within 90 days of the date of the initial filing thereof. Such efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission ("SEC") and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, Seller shall cause such registration statement to remain effective for the period of time noted above or, if shorter, until the sale by Buyer of its Common Shares registered thereby. In the event that Buyer has complied with its obligations hereunder but Seller has not effected the registration of the Common Shares issuable upon the conversion of the Preferred Shares under the Act and relevant Blue Sky Laws within ninety (90) days after the date of filing of the

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registration statement, Seller shall pay to Buyer by wire transfer, as liquidated damages for such failure and not, as a penalty, an amount in cash equal to $100,000; provided, however, that the aggregate amount payable to Buyer hereunder shall be reduced so that the aggregate amounts payable to Buyer and to other buyers in the Offering shall not exceed $400,000. Such payment shall be made to Buyer immediately upon expiration of the 90-day period referenced in the preceding sentence if the registration of the Common Shares is not effected by such date; provided, however, that the payment of such liquidated damages shall not relieve Seller from its obligations to register the Common Shares pursuant to this Section 4. Seller's obligations under this Section 4 shall terminate with respect to any Common Shares when and if Seller notifies Buyer that it will remove any restrictive legend (i.e., a legend restricting transfer) on the certificates representing such Shares and instructs the transfer agent to do so.

5.   CONVERSION

     Buyer shall have the right to convert the Preferred Shares into Common Shares as follows:

     (i) The Preferred Shares shall become convertible, without the payment of any additional consideration therefor, over a 180-day period from the date hereof in accordance with the following schedule:

     No. of Shares                              Date on Which First Convertible
     -------------                              -------------------------------
     20% (the "First Installment")              December 14, 1996
     40% (the "Second Installment")             January 13, 1997
     60% (the "Third Installment")              February 12, 1997
     80% (the "Fourth Installment")             March 14, 1997
     100% (the "Fifth Installment")             April 13, 1997


     (ii) The Preferred Shares shall be convertible into that number of Common Shares as is determined by dividing the sum of (A) the Purchase Price and (B) any dividends on the Preferred Shares which are accrued but unpaid as of the date of conversion, by the Conversion Price (determined as hereinafter provided) in effect on the date of conversion. The "Conversion Price" shall be equal to eighty-five and one-half percent (85.5%) of the average closing bid price of a Common Share on the American Stock Exchange (or, in the event that such security is not traded on the American Stock Exchange, such other national or regional securities exchange or automated quotation system upon which such security is listed and principally traded or, if no such price is available, the average per share market value of such security as determined by a nationally recognized investment banking firm or other nationally recognized financial adviser retained by Seller for such purpose) during the five (5) trading days immediately preceding the date the Conversion Notice (as defined in Section 5(iii) hereof), is received by Seller (such price or market value, the "Closing Price"); PROVIDED, HOWEVER, that if the Conversion Price is equal to or greater than $20.00, then the Conversion Price shall be $20.00 and if the Conversion Price is equal to or less than $12.00, then the


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Conversion Price shall be equal to the Closing Price; PROVIDED, FURTHER, that whenever the Conversion Price is less than $8.75, then the Conversion Price shall be deemed to be $8.75.

     (iii) Before Buyer shall be entitled to convert any Preferred Shares into Common Shares, Buyer shall surrender the certificate or certificates therefor, duly endorsed, at the office of Seller or of any transfer agent for the Preferred Shares, and shall give written notice, which may be provided by facsimile (the "Conversion Notice"), to Seller at such office that Buyer elects to convert the same and shall state therein the name or names, including of any of its nominees, in which Buyer wishes the certificate or certificates for Common Shares to be issued, together with the applicable federal taxpayer identification number, if any. Such notice shall specify which Installment or Installments (as defined in Section 5(i) hereof, or portions thereof, are to be converted. Seller shall, within five (5) business days after Seller's receipt of the Conversion Notice (the "Deadline"), provided that Seller has received the certificate or certificates therefor, duly endorsed, at the office of Seller or of any transfer agent for the Preferred Shares prior to the Deadline, issue and deliver at such office to Buyer, or to its nominee or nominees, a certificate or certificates for the number of Common Shares to which Buyer shall be entitled, together with a certificate or certificates representing any remaining Preferred Shares which have not yet been converted. Upon the conversion of any Preferred Shares, such shares shall be restored to the status of authorized but unissued shares and may be reissued by Seller at any time.

     (iv) In the event of (A) any declaration by Seller of a record date for its common stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a stock dividend payable in shares of common stock or a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (B) any capital reorganization of Seller, any reclassification or recapitalization of the capital stock of Seller, any merger or consolidation of Seller, and any transfer of all or substantially all of the assets of Seller to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of Seller, Seller shall mail to Buyer at least 20 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. In the event of any merger or consolidation of Seller, or any transfer of all or substantially all of the assets of Seller to any other corporation, or any other entity or person, Buyer shall, notwithstanding anything herein to the contrary, from and after the consummation of such merger, consolidation or transfer, no longer be entitled to convert its Preferred Shares into Common Shares and shall be entitled to receive only that amount of consideration which Buyer would have received had it converted its Preferred Shares into Common Shares immediately prior to such merger, consolidation or transfer.

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     (v) Seller shall reserve and keep available out of its authorized but unissued Common Shares such number of Common Shares as shall from time to time be sufficient to effect conversion of the Preferred Shares.

     (vi) Buyer hereby acknowledges and agrees that all certificates representing Preferred Shares, prior to the date which is forty (40) days after the issuance date of such Preferred Shares, shall bear the following legend:

          The shares of the Issuer represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Act"), and have not been registered under the Act. These shares may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) until after the fortieth (40th) day following completion of the Regulation S offering of the Issuer pursuant to which these shares have been issued and only in compliance with the Act. The Issuer will notify the transfer agent of the date of completion of such offering.

     (vii) Buyer further acknowledges and agrees that, prior to April 14, 1997, all certificates representing Preferred Shares shall contain a legend stating that the Preferred Shares represented by such certificates are convertible, and the specifics with respect thereto.

     (viii) Seller shall use its best efforts to issue and deliver to Buyer a certificate or certificates for the number of Common Shares 'to which Buyer shall be entitled within seven (7) business days after Buyer has fulfilled all conditions required for conversion as set forth in this Agreement (the "Deadline"). Seller understands that a delay in the issuance of the Common Shares beyond the Deadline could result in economic loss to Buyer. As compensation to Buyer for such loss, and not as a penalty, Seller agrees to pay liquidated damages to Buyer for late issuance of Common Shares upon conversion in the amount of one percent (1%) of the requested conversion amount, per day, beginning on the eighth (8th) business day from the date of receipt by Seller of a duly executed notice of conversion, provided that the original Preferred Shares to be converted have been delivered to Seller within such time period, all in accordance with this Agreement, the Preferred Shares and the requirements of Seller's transfer agent. Said liquidated damages shall accrue each day through the date the Common Shares are issued to Buyer upon conversion, and shall be paid by wire transfer to an account designated by Buyer upon the earlier to occur of (i) issuance of the Shares to Buyer, or (ii) each monthly anniversary of the receipt by Seller of such Buyer's notice of conversion. Nothing herein shall waive Seller's obligations to deliver Common Shares upon conversion of the Preferred Shares or limit Buyer's right to pursue actual damages for Seller's failure to issue and deliver Common Shares to Buyer in accordance with the terms of this Agreement and the Preferred Shares.

     (ix) Seller agrees that, in addition to any other remedies which may be available to Buyer, in the event Seller fails for any reason to effect delivery to Buyer of certificates

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



representing Common Shares by the Deadline, Buyer may revoke the notice of conversion by delivering a notice of such effect to Seller, whereupon Seller and Buyer shall each be restored to their respective positions immediately prior to delivery of such notice of conversion.

6. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of Seller's agreements and representations set forth in this Agreement, entitled to enforce the terms thereof; provided, however, that Shoreline Pacific's rights hereunder (i) shall not be greater than the rights Buyer then has, and (ii) shall be subject to the same defenses and counterclaims as Seller then has against Buyer.

7. CLOSING. Preferred Share certificates shall be delivered to Buyer and the funds therefor shall be delivered to Seller on October 15, 1996 or at such time to be mutually agreed.

8.   CONDITIONS TO CLOSING

     (i) Buyer understands that Seller's obligation to sell the Preferred Shares is conditioned upon delivery into escrow or otherwise as agreed between Buyer and Seller by Buyer of the amount set forth in Section 1 hereof, and to the sale of a minimum of $5,000,000 of Preferred Shares to the undersigned or other accredited buyers.

     (ii) Seller understands that Buyer's obligation to purchase the Preferred Shares is conditioned upon the sale of a minimum of $5,000,000 of Preferred Shares to the undersigned or other accredited buyers.

     (iii) Seller understands that Buyer's obligation to purchase the Preferred Shares is conditioned upon delivery of certificate(s) representing the Preferred Shares as described herein, filing of the Certificate of Designations substantially in the form of Exhibit A to this Agreement, and provision of an opinion of counsel confirming the matters set out in Section 3(i), (vii),
(viii), and, to the best of counsel's knowledge, (ix) above.

9.   MISCELLANEOUS.

     (i) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to choice of law principles. Facsimile signatures of this Agreement shall be binding on all parties hereto. All terms used herein that are defined in Regulation S under the Securities Act shall have the meanings set forth therein.

     (ii) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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


     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                               Official Signatory of Buyer:
                                               Berkeley Investment Group Ltd.


                                                /s/ Milton Morales
                                               ------------------------------
                                               Milton Morales
                                               Director


                                               Official Signatory of Seller:
                                               Selfcare, Inc.


                                                /s/ Kenneth D. Legg
                                               ------------------------------
                                               Kenneth D. Legg
                                               Vice President and Secretary



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